                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 MICROTEL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
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
                          MICROTEL INTERNATIONAL, INC.
                            4290 E. BRICKELL STREET
                           ONTARIO, CALIFORNIA 91761

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1998

                            ------------------------

To the Stockholders of MICROTEL INTERNATIONAL, INC.:

    You are hereby notified that the annual meeting (the "Annual Meeting") of the stockholders of MicroTel International, Inc., a Delaware corporation (the "Company") will be held at the Ontario Airport Hilton Hotel, 700 North Haven, Ontario, CA 91761 on Thursday, June 11, 1998 at 10:00 a.m. local time for the following purposes:

    1.  To elect one Class I Director and two Class II Directors.

    2.  To approve the adoption of the Company's 1997 Stock Incentive Plan;

    3. To ratify the selection by the Company of BDO Seidman, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998; and,

    4. To transact such other matters, as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on May 8, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

    A proxy statement and proxy card are enclosed herewith and are solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Annual Meeting in person. If you are unable to attend the Annual Meeting in person please sign, date and return the enclosed proxy card promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares in person even though you have previously signed and returned your proxy card. Also enclosed herewith is the Company's Annual Report for 1997.

                                          By Order of the Board of Directors

                                          Robert Runyon, Secretary

Ontario, California
April 30, 1998

                          MICROTEL INTERNATIONAL, INC.
                            4290 E. BRICKELL STREET
                           ONTARIO, CALIFORNIA 91761

                            ------------------------

                                PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS OF
                          MICROTEL INTERNATIONAL, INC.

                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of MicroTel International, Inc. (the "Company"), to be held on Thursday, June 11, 1998, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about May 12, 1998. The principal executive offices of the Company are located at 4290 East Brickell Street, Ontario, California 91761, and its telephone number is (909) 456-4321.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Only stockholders of record at the close of business on May 8, 1998 are entitled to receive notice of, and vote at, the Annual Meeting. As of April 24, 1998, the number and class of stock outstanding and entitled to vote at the meeting was 11,927,793 shares of common stock, par value $.0033 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

    If a quorum is present, the nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as the Company's directors and constitute Class I and Class II members of the Board of Directors of the Company. The approval of the auditors and the adoption of the 1997 Stock Incentive Plan will be approved and adopted, respectively, if a quorum exists and if the votes cast for approval and adoption, respectively, exceed the votes cast against approval and adoption, respectively. A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding Common Stock of the Company. Where brokers have not received any instructions from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker nonvotes on proposals other than the election of directors will be counted as present for purposes of the proposal and will have the effect of a vote against the proposal.

                               BOARD OF DIRECTORS

    The By-laws of the Company provide that the Board shall consist of not fewer than four directors, with the actual number of directors at a given time to be set by the Board of Directors from time to time. The Board currently consists of five members. The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. Members of the Board of Directors are kept informed of the Company's business by various reports and documents provided to them regularly, as well as by operating and financial reports presented by the Chairman of the Board and

Chief Executive Officer and the Chief Financial Officer at meetings of the Board of Directors and committees of the Board.

    The Board of Directors of the Company is divided into three classes. The term of office of each class of directors is three years, with one class expiring each year at the Annual Meeting of Stockholders. There are currently five directors, one of which is in Class I, two of which are in Class II and two of which are in Class III. The Company did not conduct an Annual meeting in 1997 and therefore the term of the Class I director will end at the 2000 Annual Meeting. Two Class II directors will be elected to serve until the 2001 Annual Meeting.

DIRECTOR'S MEETINGS AND COMMITTEES

    The Board of Directors met three times during fiscal year ended December 31, 1997. All of the directors named above attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which they were members. The Board has three standing committees: an Audit Committee, an Executive Compensation and Management Development Committee and an Executive Committee. The Executive Compensation and Management Development Committee met six times. The Audit Committee and Executive Committee (which was formed in January 1998) did not meet during the fiscal year ended December 31, 1997.

    The Audit Committee is comprised of Messrs. Finnegan and Talan. Among its principal functions are making recommendations to the Board of Directors concerning the engagement of independent auditors, reviewing the Company's financial management and financial results and reviewing the adequacy of the Company's system of internal accounting controls.

    The Executive Compensation and Management Development Committee is comprised of Messrs. Runyon and Barrett. It is responsible for establishing and administering the Company's policies involving the compensation of all executive officers of the Company and establishing and recommending to the Board of Directors the terms and conditions of all employee compensation and benefit plans.

    The Executive Committee is comprised of Messrs. Oliva, Runyon, Finnegan and Barrett. Its principal function is to assist the Board of Directors by acting upon matters when the Board is not in session. The Committee has the full power and authority of the Board to the extent permitted by law, including the power and authority to authorize the issuance of common stock.

COMPENSATION OF DIRECTORS

    During the year ended December 31, 1997, the Board of Directors adopted a policy for non-employee director compensation which includes annual and per-meeting-attended fees but which would not be implemented until such time as the Board determined the Company's operating results are sufficiently profitable to support such compensation. The Company reimburses all directors for out-of-pocket expenses incurred in connection with attendance at Board meetings.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The current directors and executive officers of MicroTel are as follows:

NAME                                         AGE                                    TITLES
---------------------------------------      ---      -------------------------------------------------------------------
Carmine T. Oliva.......................          56   Chairman of the Board of Directors, President and Chief Executive
                                                        Officer
David Barrett..........................          46   Director
Laurence P. Finnegan, Jr...............          60   Director
James P. Butler........................          49   Chief Financial Officer
Robert Runyon..........................          72   Secretary and Director
Jack Talan.............................          72   Director

    CARMINE T. OLIVA (Class III Director) was appointed Chairman of the Board, President and Chief Executive Officer of the Company upon consummation of the reverse merger of the Company with XIT Corporation (the "Merger") on March 26, 1997. He has been the Chairman, President and Chief Executive Officer of XIT since its founding in 1983. From 1980 to 1983, he was Senior Vice President and General Manager, ITT Asia Pacific Inc. Prior to that position, Mr. Oliva held a number of executive positions with ITT Corporation and its subsidiaries over an eleven-year period. Mr. Oliva is the founder of XIT. Mr. Oliva attained the rank of Captain in the United States Army and is a veteran of the Vietnam War.

    DAVID BARRETT (Class I Nominee) was appointed as a Director of the Company upon consummation of the Merger on March 26, 1997. He has been a partner at Baldwin Brothers, Inc., of Marion, Massachusetts, an investment advisory firm, since January 1982. He also serves as Chairman of the Finance Committee of Tobey Health Systems, Inc., as a member of the Board of Advisors of Pell Rodman Venture Partners LP of Boston, Massachusetts; as Trustee and Treasurer of Friends Academy and on the Investment Committee of Tabor Academy.

    LAURENCE P. FINNEGAN, JR. (Class II Nominee) was appointed as a Director of the Company upon consummation of the Merger on March 26, 1997. In addition to being a director of XIT since 1985, Mr. Finnegan joined XIT as its Chief Financial Officer on a part-time basis in 1994. Mr. Finnegan has held positions with ITT (1970-74) as controller of several divisions, Narco Scientific (1974-1983) as Vice President Finance, Chief Financial Officer and Executive Vice President, and Fischer & Porter (1986-1994) as Senior Vice President, Chief Financial Officer and Treasurer. Since 1994, he has been a principal of Gwyn Allen Partners, Bethlehem, Pennsylvania, an executive management consulting firm, and President of GA Pipe, Inc., a manufacturing company based in Langhorne, Pennsylvania.

    JAMES P. BUTLER was appointed Chief Financial Officer of the Company on August 18, 1997. From 1996 to such appointment in 1997, Mr. Butler was the Chief Financial Officer and Chief Operating Officer of Peritronics Medical, Inc., a publicly-traded provider of turnkey clinical computer systems to hospitals. From 1995 through 1996, Mr. Butler was the Chief Financial Officer of InnoServ Technologies, Inc., a publicly-traded supplier of products and services in the high-tech diagnostic imaging marketplace. From 1994 to 1995, Mr. Butler was the Chief Financial Officer of InnerSpace, Inc., a public company which manufactured and distributed electronic monitoring devices to the hospital critical-care environment. From 1989 to 1994, Mr. Butler was the Chief Financial Officer of Corus Medical Corporation, a provider of specialty blood products and services. Mr. Butler has been a member of the State Bar of California since 1986.

    ROBERT RUNYON (Class III Director) was appointed as a Director and Secretary of the Company upon consummation of the Merger on March 26, 1997. He is the owner and principal of Runyon and Associates, a human resources and business advisory firm since 1990. Prior to the Merger, Mr. Runyon served XIT both as a director and as consultant in the areas of strategy development and business planning, organization, human resources, and administrative systems. He also consults for companies in environmental products, marine propulsion systems and architectural services sectors in these same areas. From 1970 to 1978, Mr. Runyon held various executive positions with ITT Corporation including Vice President, Administration of ITT Grinnell, a manufacturing subsidiary of ITT. From 1963 to 1970, Mr. Runyon held executive positions at BP Oil including Vice President, Corporate Planning and Administration of BP Oil Corporation, and director, organization and personnel for its predecessor, Sinclair Oil Corporation. Mr. Runyon was Executive Vice President, Human Resources at the Great Atlantic & Pacific Tea Company from 1978 to 1980.

    JACK TALAN (Class II Nominee) has been a director of the Company since 1995 and was the interim Chairman and Chief Executive Officer of MicroTel from November 15, 1996 until the appointment of Mr. Oliva as Chairman, President and Chief Executive Officer on March 26, 1997. Since March 1993, Mr. Talan has been a Director of World Wide Collectibles, a public company which markets a system designed to assure and protect the integrity of limited edition collectibles, and was the President of that company until his resignation in December 1996. Since 1990, Mr. Talan has been the Principal and President of Jack Talan, Inc., a sales and marketing consulting company. Additionally, Mr. Talan was the co-founder, major shareholder, director and Senior Vice President of Arista Corp., a publisher and distributor of educational materials until it was sold in 1985.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 20, 1998 by the following:
(i) each person who is beneficial owner of more than five percent (5%) of the Company's outstanding common stock; (ii) each Director; (iii) each of the named executive officers of the Company; and (iv) all Directors and executive officers as a group.

                                                                           NUMBER OF SHARES
                                                                          BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER                                             (1)           PERCENT OF CLASS (1)
-----------------------------------------------------------------------  --------------------  --------------------
Robert J. Bertrand and Dorcas L. Bertrand .............................           845,106(2)            7.09%
  851 Arbolando Drive
  Fullerton, CA 92835

Carmine T. Oliva ......................................................         1,863,422(3)           15.62%
  c/o MicroTel International, Inc.
  4290 East Brickell Street
  Ontario, CA 91761

Samuel J. Oliva .......................................................           705,284(4)            5.91%
  80 Brandywyne Drive
  Florham Park, NJ 07932

Laurence P. Finnegan, Jr. .............................................           132,349(5)            1.11%
  3 Woods Lane
  Ambler, PA 19002

Robert Runyon .........................................................           327,302(6)            2.74%
  10 Eagle Claw Drive
  Hilton Head, SC 29926

David A. Barrett ......................................................           268,471(7)            2.25%
  7 Barnabas Road
  Marion, MA 02738

Jack Talan ............................................................           166,000(8)            1.39%
  26 E. 63rd, #11E
  New York, NY 10021

James P. Butler .......................................................            75,000(9)               *
  c/o MicroTel International, Inc.
  4290 East Brickell Street
  Ontario, CA 91761

All executive officers and directors as a group (6 persons)............         2,832,544              23.75%

------------------------

*   (less than 1%)

(1) Includes shares of MicroTel Common Stock underlying the warrants, options and convertible securities outstanding and held by the beneficial owner with respect to whom the calculation is made, but does not include shares of Common Stock that may be acquired within more than 60 days after April 24, 1998 upon the exercise or conversion of such warrants, options or convertible securities.

(2) Includes 595,106 shares held by the Bertrand Family Trust of which Mr. Bertrand and his wife are trustees, as well as 250,000 shares which will be issuable upon the exercise of MicroTel warrants to a corporation owned by Mr. Bertrand.

(3) Includes 478,670 shares held jointly by Mr. Oliva and his wife, as well as 81,889 shares held individually by Mr. Oliva's wife. Also includes 760,749 shares, which will be issuable to Mr. Oliva upon the exercise of MicroTel options and warrants.

(4) Includes 104,942 shares which will be issuable to Mr. Oliva upon the exercise of MicroTel options and warrants.

(5) Includes 4,789 shares held jointly by Mr. Finnegan and his wife, and 88,178 shares which will be issuable to Mr. Finnegan upon the exercise of MicroTel options and warrants.

(6) Includes 147,217 shares which will be issuable to Mr. Runyon upon the exercise of MicroTel options and warrants.

(7) Includes 91,807 shares which will be issuable to Mr. Barrett upon the exercise of MicroTel options and warrants; 43,639 shares held by various trusts of which Mr. Barrett is the trustee, and members of Mr. Barrett's immediate family are beneficiaries; and 4,595 shares held by Mr. Barrett's wife.

(8) Includes 5,000 shares issuable to Mr. Talan upon the exercise of MicroTel options and warrants, and 5,000 shares authorized on March 16, 1995 to Mr. Talan as an incentive award to be earned for continuing services over a three-year period.

(9) Represents 75,000 shares which will be issuable to Mr. Butler upon the exercise of MicroTel options.

                           PROPOSALS TO STOCKHOLDERS
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The following persons have been nominated by the Board of Directors for election to the terms expiring on the date shown.

                                CLASS I DIRECTOR

             NAME                             TERM                         TERM EXPIRES
-------------------------------  -------------------------------  -------------------------------
David A. Barrett                            Two years                 Annual Meeting in 2000

                               CLASS II DIRECTOR

             NAME                             TERM                         TERM EXPIRES
-------------------------------  -------------------------------  -------------------------------
Laurence P. Finnegan, Jr.                  Three years                Annual Meeting in 2001
Jack Talan                                 Three years                Annual Meeting in 2001

    If one or more of the nominees should, at the time of the meeting, be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

                                 PROPOSAL NO. 2
                   APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

    The Board of Directors has adopted the MicroTel International, Inc. 1997 Stock Incentive Plan (the "1997 Plan"), subject to stockholder approval, and is recommending that stockholders approve the 1997 Plan at the Annual Meeting. The 1997 Plan is designed to attract, motivate and retain selected employees and directors of the Company and other individuals providing services to the Company. These objectives are accomplished by making long-term incentives and other awards under the 1997 Plan, thereby providing participants with a proprietary interest in the growth and performance of the Company. Pursuant to the Merger Agreement with XIT Corporation, the Company agreed to convert the existing options to purchase XIT common stock into options to purchase the Company's common stock based on the exchange ratio used in the Merger. Subject to shareholder approval of the 1997 Plan, the 580,000 options issued under the 1994 XIT Stock Option Plan were converted to 841,856 options to purchase the Company's common stock concurrently with the adoption of the 1997 Plan in June of 1997. An additional 96,500 options were granted under the 1997 Plan since that date and 39,916 options were forfeited due to termination of employment. The options granted under the 1997 Plan range in price from $1.69 to $1.72 per share.

SHARES AVAILABLE FOR ISSUANCE

    A total of 1,600,000 shares of the Company's common stock (the "Common Shares") are available for issuance pursuant to awards granted and to be granted under the 1997 Plan. Common Shares may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. Shares related to awards, or portions of awards, that are forfeited, cancelled or terminated, expire unexercised, are surrendered in exchange for other awards, or are settled in such manner that all or some of the shares covered by an award are not and will not be issued to a participant, will be restored to the total number of Common Shares available for issuance pursuant to awards. Shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any awards, will also be available for future issuance under awards.

ADMINISTRATION

    The 1997 Plan will be administered by a committee of the Board consisting solely of two or more Non-Employee directors (the "Committee") and if there shall not be at least two Non-Employee directors, the 1997 Plan shall be administered by the entire Board and all references in the 1997 Plan to the Committee shall be deemed to refer to the entire Board. In administering the 1997 Plan, the Committee has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exercisability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 1997 Plan as it may deem necessary or proper.

AWARDS

    The 1997 Plan permits the grant of nonstatutory and incentive stock options ("ISO"), stock appreciation rights ("SARs") and stock awards, granted singly or in combination. Stock options will be granted at an exercise price of not less than 100% (110% in the case of a person who owns more than 10% of the Common Shares) of the fair market value of the Common Shares (as defined in the 1997
Plan) on the date of grant. Options may be granted for a term of up to 10 years. The 1997 Plan also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions or transfer and/or forfeiture provisions.

PARTICIPANTS

    Awards under the 1997 Plan may be made to employees of, and other individuals providing services to, the Company. Nonstatutory options, SARs and stock awards may be granted under the 1997 Plan to any person who is or who agrees to become an officer, director, employee or consultant of the Company or any of its subsidiaries.

    Generally, a participant may exercise or receive payment of an award only while employed by or associated with the Company or a subsidiary of the Company. If the employment of a participant terminates, other than as a result of the death or disability of a participant, all unexercised, deferred and unpaid awards will be canceled immediately, unless the applicable award agreement provides otherwise. In the event of the death of a participant, or in the event a participant is deemed by the Company to be disabled, the participant, or the participant's estate, beneficiaries or representative, as the case may be, will have the rights and duties of the participant under the applicable award agreement. In general, awards granted under the 1997 Plan are not assignable or transferable by a Participant, except under the limited circumstances contemplated by the 1997 Plan.

    The following chart shows the options granted under the 1997 Plan to the persons named below as of April 24, 1998.

                               NEW BENEFIT PLANS

Plan Name: MicroTel International, Inc. 1997 Stock Incentive Plan

                                                                                  DOLLAR VALUE
NAME AND POSITION                                                                      ($)        NUMBER OF UNITS
-------------------------------------------------------------------------------  ---------------  ---------------
Carmine T. Oliva, CEO..........................................................    $   151,041         130,633
James P. Butler, CFO...........................................................    $    43,641          75,000
Executive Group................................................................    $   194,682         205,633
Non-Executive Director Group...................................................    $   201,392         174,180
Non-Executive Officer Employee Group...........................................    $   599,650         518,627

    The fair values at the date of conversion and the grant to Mr. Butler have been estimated based on a modified Black-Scholes pricing model with the following assumptions: no dividend yield; expected volatility of approximately 27.8%, based on historical results; risk-free interest rate of 5.1%; and average expected lives of approximately five years.

    Additional participants in the 1997 Plan will be selected by the Committee and management in their discretion. Accordingly, it is not possible to indicate the number or names of participants who may be eligible for awards under the 1997 Plan and no allocation or other determination has been made as to the types or amounts of awards that may be made except as otherwise set forth herein. As of April 24, 1998, the Company and its subsidiaries has approximately 420 employees.

CHANGE IN CONTROL

    The 1997 Plan provides that, in the event of a Change in Control (as defined in the 1997 Plan), each stock option will, at the discretion of the Committee, either be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price (as defined in the 1997 Plan) over the exercise price for such stock option, or be fully exercisable regardless of the exercise schedule otherwise applicable to such stock option, and all restricted shares of stock and all SARs will become nonforfeitable and be immediately transferable or payable, as the case may be. Notwithstanding the foregoing, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment will occur with respect to any award or any class of awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such award or awards will be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a participant's employer (or the parent or an affiliate of such employer) immediately following the Change in Control, provided that any such Alternative Award meets the requirements set forth in the 1997 Plan.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    The 1997 Plan provides that in the event of any change in the outstanding Common Shares of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee may make or provide for adjustments in (a) the number of Common Shares (i) available for issuance under the 1997 Plan, and (ii) covered by outstanding awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding awards; and (c) the appropriate fair market value and other price determinations for such awards, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants. In the event of any such transaction or event, the Committee may also provide in substitution for any or all outstanding awards under the 1997 Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the number of Common Shares authorized by the 1997 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this paragraph. In the event of any other change affecting the stock or any distribution to holders of stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, will be made to give proper effect to such event.

TERM, AMENDMENT AND TERMINATION OF THE 1997 PLAN

    The 1997 Plan will terminate on June 15, 2007. Awards outstanding as of the date of such termination will not be affected or impaired by the termination of the 1997 Plan.

    The Board may amend, alter, or discontinue the 1997 Plan to the extent it deems appropriate in the best interest of the Company, but no amendment, alteration or discontinuation may be made which would (i) impair the rights of an optionee under a stock option or a recipient of a SAR or restricted shares theretofore granted without the optionee's or recipient's consent, except such an amendment which is necessary to cause any award or transaction under the 1997 Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3 of the Exchange Act, or (ii) disqualify any award or transaction under the 1997 Plan from the exemption provide by Rule 16b-3. In addition, no such amendment may be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

    The Committee may amend the terms of any award agreement, but no such amendment shall impair the rights of any participant without the participant's consent except such an amendment which is necessary to cause any award or transaction under the 1997 Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3 of the Exchange Act.

    Subject to the above provisions, the Board will have authority to amend the 1997 Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards that qualify for beneficial treatment under such rules without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

    Under currently applicable federal income tax law, a participant will not be deemed to recognize any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions or restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows.

    In the case of an exercise of a stock option other than an ISO, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The disposition of shares acquired upon exercise of a stock option other than an ISO will ordinarily result in capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option. Capital gains are subject to tax at various rates depending upon the length of time the stock is held following exercise.

    In the case of an exercise of a SAR, the participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

    In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

    In the case of ISOs, there is generally no tax liability at the time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the optionee will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise over the option price (or, if less, the amount of gain realized on the disposition of the stock), and the balance of any gain or any loss will ordinarily be treated as capital gain or loss. The amount of the capital gain tax will be dependent upon the length of time the stock was held.

    Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by a participant. The Company will not receive an income tax deduction as a result of the exercise of an ISO. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

    Participants in the 1997 Plan should consult their own tax advisors to determine the specific tax consequences of the 1997 Plan for them.

    The foregoing summary of the terms and features of the 1997 Plan is qualified by reference to the 1997 Plan itself, which is printed in its entirety as Appendix A.

                                 PROPOSAL NO. 3
           RATIFICATION OF APPOINTMENT OF ACCOUNTANTS FOR THE COMPANY

    It is anticipated that BDO Seidman, LLP will be appointed by the Company's Board of Directors as the Company's independent certified public accountants for the fiscal year ending December 31, 1998, subject to stockholders' ratification. It is also anticipated that representatives of BDO Seidman, LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be prepared to respond to appropriate questions from stockholders.

    Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

    RESOLVED, that the appointment by the Board of Directors of BDO Seidman, LLP, independent public accountants, to audit the financial statements of the company for the year ended December 31, 1998 be and hereby is, ratified and approved.

                       BOARD OF DIRECTORS RECOMMENDATIONS

    The Board of Directors believes that (i) the election of David A. Barrett, Laurence P. Finnegan, Jr. and Jack Talan as directors for terms expiring at the annual meeting in 2000, 2001 and 2001, respectively; (ii) the approval of the adoption of the 1997 Stock Incentive Plan and (iii) the ratification of BDO Seidman as independent certified public accountants for the Company's fiscal year ending December 31, 1998, is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of the proposals set forth and described in this Proxy Statement. If not otherwise specified, Proxies will be voted "FOR" each proposal.

                           SUMMARY COMPENSATION TABLE

    The cash compensation paid by the Company during the year ended December 31, 1997 to its Chief Executive Officers and other executive officers earning salary and bonus exceeding $100,000 is presented in the Summary Compensation Table below.

                                                                                                LONG TERM COMPENSATION
                                                                                         -------------------------------------
                                                                                                  AWARDS
                                                                                         ------------------------    PAYOUTS
                                                                                                                   -----------
                                                       ANNUAL COMPENSATION                   (F)          (G)
                                           --------------------------------------------  RESTRICTED   SECURITIES       (H)
                                                                              (E)           STOCK     UNDERLYING      LTIP
            (A)                   (B)          (C)           (D)         OTHER ANNUAL     AWARDS(S)    OPTIONS/      PAYOUTS
NAME AND PRINCIPAL POSITION      YEAR      SALARY ($)     BONUS ($)      COMPENSATION      ($) (8)     SARS (#)        ($)
----------------------------  -----------  -----------  --------------  ---------------  -----------  -----------  -----------
Carmine T. Oliva, CEO.......      Ended      239,364(2)        -0-
  From 3/27/97 to 12/31/97     12/31/97(1)

Jack Talan, CEO,............      Ended          -0-           -0-            10,000            -0-      155,000
  from 11/15/96 to 3/26/97     12/31/96(3)

Daniel Dror, CEO............      Ended          -0-           -0-            10,000         15,625        5,000
  until 11/15/96               12/31/96(4)
                                  Ended
                               12/31/95      174,417           -0-                           78,125       25,000

Barry Reifler, CFO..........      Ended      130,233           -0-(6)         85,000
  until 9/17/97                12/31/96

Henry Mourad, President.....      Ended      150,000           -0-                                        82,000
  Until 3/26/97                12/31/96
                                  Ended
                               12/31/95      150,000           -0-                           15,625        5,000

Jacques Moisset, VP (7).....      Ended      173,106           -0-                                        12,000
                               12/31/96
                                  Ended
                               12/31/95      181,132           -0-                                        48,000

                                   (I)
            (A)                 ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION
----------------------------  -------------
Carmine T. Oliva, CEO.......
  From 3/27/97 to 12/31/97
Jack Talan, CEO,............
  from 11/15/96 to 3/26/97
Daniel Dror, CEO............
  until 11/15/96
                                  966,846(5)
Barry Reifler, CFO..........
  until 9/17/97
Henry Mourad, President.....
  Until 3/26/97
Jacques Moisset, VP (7).....

------------------------------

(1) Carmine T. Oliva became Chairman and Chief Executive Officer on 3/26/97, upon Jack Talan's resignation concurrent with the merger of the Company with XIT Corporation.

(2) Includes the payment in 1997 of $45,333 of voluntarily deferred salary from prior years.

(3) Jack Talan became Chairman and Chief Executive Officer on 11/15/96, upon Daniel Dror's resignation. At that time, Mr. Talan was authorized $3,000 in fees for previous Board service and $2,500 per month in compensation to serve as Chairman and Chief Executive Officer. Mr. Talan received both the back fees of $3,000 and two months of compensation totaling $5,000 in restricted stock issued at a 20% discount to the market on the date of issuance (for a value of $10,000).

(4) The Board of Directors awarded Daniel Dror $144,000 per year beginning July 1, 1994. In 1994, Mr. Dror received four weeks payment of $11,077 and waived the remaining payments. In 1996, Mr. Dror waived all salary payments.

(5) Upon his resignation on November 15, 1996, Mr. Dror was awarded a severance package which included: (i) 50,000 shares of restricted stock with a market value of $118,750; (ii) options to acquire 250,000 shares of common stock at an exercise price of $2.375 per share; and, (iii) options to acquire 300,000 shares of common stock at $.01 per share. The fair market value of the two option grants is estimated at $848,096 using the Black-Scholes Model as a computation methodology. The Company is currently involved in litigation with Mr. Dror in which the Company is seeking, inter alia, to rescind the severance package as a result of Mr. Dror's breach of the underlying settlement agreement.

(6) Represents the value of stock issued to Mr. Reifler at his resignation on September 19, 1997. Pursuant to the terms of his employment agreement, Mr. Reifler was issued 30,000 shares of common stock pursuant to a stock option Mr. Reifler held and 10,000 shares of common stock pursuant to a restricted stock award, the Company deeming such exercise price paid.

(7) Jacques Moisset is paid in French Francs, which are translated hereon at annual average exchange rates.

(8) At 12/31/97, the number and value of the aggregate restricted stock awards for the above named executives Mr. Talan--5,000 shares valued at $7,500; Mr. Dror--75,000 shares (including those noted in footnote 5 above) valued at $112,500; and Mr. Mourad--5,000 shares valued at $7,500. The shares of Messrs. Talan and Mourad vested ratably over three years beginning March 16, 1995, and Mr. Dror's shares all vested immediately upon his resignation on 11/15/96.

LONG TERM INCENTIVE PLAN

    In 1997, the Company's Board of Directors approved a Long Term Incentive Plan--the 1997 Stock Incentive Plan (the"1997 Plan")--which provides incentive compensation opportunities for officers and other key employees in the form of stock options, stock appreciation rights, restricted stock and other forms consistent with the objectives of the 1997 Plan. The following two tables depict stock option grants and exercises by named executives for the year ended December 31, 1997 and the status of outstanding stock options to them at December 31, 1997.

       OPTIONS/SAR GRANTS GRANTED DURING THE YEAR ENDED DECEMBER 31, 1997

                                                                                                              ALTERNATIVE
                                  INDIVIDUAL GRANTS                                      POTENTIAL REALIZED   TO (F) AND
--------------------------------------------------------------------------------------    VALUE AT ASSUMED       (G):
                                                     (C)                                  ANNUAL RATES OF     GRANT DATE
                                        (B)      % OF TOTAL                                 STOCK PRICE          VALUE
                                     NUMBER OF    OPTIONS/                                APPRECIATION FOR    -----------
                                    SECURITIES      SARS                                    OPTION TERM
                                    UNDERLYING   GRANTED TO       (D)                   --------------------      (F)
                                     OPTIONS/     EMPLOYEES   EXERCISE OR      (E)                            GRANT DATE
               (A)                     SARS       IN FISCAL   BASE PRICE   EXPIRATION      (F)        (G)       PRESENT
NAME                                GRANTED(#)      YEAR      ($/ SHARE)      DATE         5%         10%       VALUE $
----------------------------------  -----------  -----------  -----------  -----------  ---------  ---------  -----------
Carmine T. Oliva, CEO.............     130,633         14.5%   $    1.89       3/1/05                          $ 151,041

Jack Talan, Former CEO............         -0-          -0-

Daniel Dror, Former CEO...........         -0-          -0-

Barry Reifler, Former CFO.........         -0-          -0-

Henry Mourad, President...........         -0-          -0-

Jacques Moisset, VP...............         -0-          -0-

                    AGGREGATED OPTIONS/SAR EXERCISES IN 1997
                  AND OPTIONS/SAR VALUES AT DECEMBER 31, 1997

                                                                                (D)
                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED                (E)
                                              (B)                         OPTIONS/SARS AT      VALUE OF UNEXERCISED IN-THE-
                                            SHARES          (C)              12/31/97              MONEY OPTIONS/SARS AT
                                          ACQUIRED ON      VALUE                (#)                    12/31/97 ($)
                  (A)                      EXERCISE      REALIZED          EXERCISABLE/                EXERCISABLE/
NAME                                          (#)           ($)            UNEXERCISABLE               UNEXERCISABLE
----------------------------------------  -----------  -------------  -----------------------  -----------------------------
Carmine T. Oliva, CEO...................         -0-           -0-            130,633/0                        0/0

Jack Talan, Former CEO..................         -0-           -0-                  0/0                        0/0

Daniel Dror, Former CEO (1).............         -0-           -0-            265,000/0(2)                     0/0

Barry Reifler, Former CFO...............      40,000           -0-                  0/0                        0/0

Henry Mourad, President.................         -0-           -0-             72,000/0                        0/0

Jacques Moisset, VP.....................         -0-           -0-             60,000/0                        0/0

------------------------

(1) Does not include options assigned by Mr. Dror to others; of the options assigned to others, 300,000 options were exercised in 1996 for value realized of $484,500.

(2) 250,000 of these stock options are considered void by the Company. See footnote 5 to Summary Compensation Table included elsewhere herein.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS.

    Pursuant to the employment agreement dated April 12, 1994, as amended between the Company and Henry A. Mourad (the "Mourad Agreement"), Mr. Mourad is employed as President of CXR Telcom Corporation. The Mourad Agreement provides for an annual salary of $150,000. The Mourad Agreement is for a rolling term of two years, such that on April 1 of each year it shall have an unexpired term of two years. In the event of the termination of Mr. Mourad's employment by the Company without cause, or by Mr. Mourad for cause (which does not include a change of control), Mr. Mourad shall be entitled, until the expiration date of the employment agreement (or up to two years), to receive his salary, at an annual amount equal to the average of the three highest annual incentive compensation payments made to Mr. Mourad by the company prior to such termination, medical care, pension and similar benefits. In the event of a termination for cause, Mr. Mourad is entitled to salary and benefits only through the date of termination.

    Pursuant to the employment agreement dated July 1, 1995 between the Company and Jacques Moisset, Mr. Moisset is employed as President of CXR S.A. for a term of three years at an annual salary of 885,000 French Francs. There are no provisions in Mr. Moisset's employment agreement for payments upon termination of employment or upon a change in control.

    Pursuant to the employment agreement between the Company and Barry E. Reifler, dated February 9, 1996, as amended (the "Reifler Agreement"), Mr. Reifler was employed as Chief Financial Officer at an annual salary of $150,000. The Reifler Agreement contains a change-in-control arrangement such that within three months of a change-in-control, Mr. Reifler can elect to terminate the Reifler Agreement and receive the following benefits: (i) payments based on an annual salary of $125,000 plus current employee benefits payable for a period of two years; (ii) the issuance of 30,000 shares of common stock pursuant to a stock option Mr. Reifler holds, the Company deeming such exercise price paid;
(iii) the issuance of 10,000 shares of common stock pursuant to a restricted stock award and (iv) the payment by the Company to Mr. Reifler of all income tax liabilities associated with such stock issuance. The merger between a wholly-owned subsidiary of the Company and XIT Corporation constituted a change-in-control as defined in the Reifler Agreement.

    Mr. Reifler exercised his right to terminate the Reifler Agreement and his employment terminated on September 19, 1997. On August 18, 1997, Mr. Butler was employed as the Chief Financial Officer of the Company, replacing Mr. Reifler.

    Pursuant to the employment agreement dated January 1, 1996 between the Company and XIT Corporation, Carmine T. Oliva was employed as Chairman, President and Chief Executive Officer of XIT Corporation for a term of five years at an annual salary of $250,000. In July 1996, Mr. Oliva voluntarily agreed to abate a portion of his annual salary in connection with XIT's salary abatement program then in effect. On May 6, 1997, the Board of Directors of the Company voted to assume the obligations of XIT under this Agreement in light of the appointment of Mr. Oliva to the positions of Chairman of the Board, President and Chief Executive Officer of the Company. On October 15, 1997, the Company and Mr. Oliva entered into a replacement agreement on substantially the same terms and conditions as the prior agreement. The current agreement is subject to automatic renewal for three successive two year terms commencing on October 15, 2001, unless, during the required notice periods as provided therein, either party gives written notice of its desire not to renew and provides that Mr. Oliva's salary continues at the abated amount of $198,865 per annum until such time as the Company has reported two (2) consecutive profitable quarters during the term of the agreement or any renewals thereof. In the event of Mr. Oliva's termination for cause, the Company's obligation to pay any compensation, severance allowance, or other amounts payable under the Agreement terminates on the date of such termination. In the event of a termination without cause, Mr. Oliva shall be paid his annual salary for two and one-half years following the effective date of such termination or until October 15, 2002, whichever is longer. If such termination without cause occurs during a renewal period, Mr. Oliva shall be paid his annual salary through the expiration of that particular renewal period as well as any and all other amounts payable pursuant to the Agreement. The Company may terminate the agreement upon thirty days written notice in the event of a merger, sale or reorganization of the Company in which the stockholders of the Company immediately prior to such reorganization receive less than fifty percent of the outstanding voting shares of the successor corporation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    The Executive Compensation and Management Development Committee of the Board of Directors, composed of two outside directors, is responsible for establishing and administering the Company's policies involving the compensation of all executive officers of the Company and establishing and recommending to the Board of Directors the terms and conditions of all employee compensation and benefit plans. No employee of the Company serves on this committee. During the fiscal year ended December 31, 1997, the Executive Compensation and Management Development Committee of the Board of Directors consisted of Robert Runyon and David Barrett.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    This report is provided by the Executive Compensation and Management Development Committee of the Board of Directors to assist stockholders in understanding the Company's objectives, policies and procedures in establishing its executive compensation structure and system. The Committee is responsible for (a) reviewing and approving base salaries, bonuses and incentive awards for all executive officers, (b) reviewing and establishing the base salary, bonuses and incentive awards for the Chief Executive Officer, and (c) reviewing, approving and recommending to the Board of Directors the content, terms and conditions of all employee compensation and benefit plans, or changes thereto.

    The compensation philosophy and policy of the Company is based upon four central objectives:

    - To provide an executive compensation structure and system which is both competitive in the outside industrial marketplace and also internally equitable based upon the weight and level of responsibilities in the respective executive positions.

    - To attract, retain and motivate qualified executives within this structure, and reward them for outstanding performance-to-objectives and business results through financial and other appropriate management incentives.

    - To align the Company's financial results and the compensation paid to the Company's executive officers with the enhancement of stockholder value.

    - To structure the Company's compensation policy so that executive officers' compensation is dependent, in one part, on the achievement of its current year business plan objectives, and in another part, on the long term increase in the Company's net worth and the resultant improvement in stockholder value, and to maintain an appropriate balance between short and long range performance objectives, over time.

    The Company's compensation programs consist of base salary, an annual incentive bonus, and the award of stock options and other equity-based incentives. The base salary is targeted to recognize each executive's unique value and historical contributions to the success of the Company in light of the industry salary norms for the equivalent position in the relevant market. The Compensation and Management Development Committee reviews the compensation of the Chief Executive Officer, and with the Chief Executive Officer, the base compensation of all executive officers on an annual basis to assure that a competitive position is maintained.

    The annual incentive bonus is based upon actual performance compared to pre-established quantitative and qualitative performance objectives, derived from the Company's business plan and operating budgets, which can include Company, operating subsidiary/division and individual components.

    To further align the financial interests of the executive with those of the Company and its shareholders, the long range executive incentive program is primarily equity based, and provides the opportunity for the executive to earn stock options and benefit, along with all stockholders, from performance-driven advancement of share value in the marketplace.

    Within the controlling corporate policy direction of the Executive Compensation and Management Development Committee and the Board of Directors, the equity incentive program (1997 Stock Incentive Plan) includes (a) the criteria for option awards, (b) the number of shares and timing of option grants, (c) internal equity in terms of grantee levels of responsibility and potential to impact Company performance, (d) measured consistency within the competitive marketplaces, (e) relation to financial results, (f) the mutuality of interest between grantee and shareholders, and (g) the essential objectives, processes and controls.

    The Company also maintains certain other executive benefits that are considered necessary in order to offer fully competitive opportunities to its executives. These include, but are not limited to, 401(k) retirement savings plans, employment agreements, and indemnification agreements.

    In 1997, all Company compensation policies, programs and procedures were revised and updated to recognize the new and changed conditions resulting from the merger of privately held XIT Corporation and publicly traded MicroTel International, Inc., which was effective March 26, 1997, and to position the new MicroTel entity for its future growth and development. The Executive Compensation and Management Development Committee will continue to monitor and evaluate the executive compensation system and its application throughout the organization to assure that it continues to reflect the Company's compensation philosophy and objectives.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary of Carmine T. Oliva, Chairman and Chief Executive Officer, is targeted to fairly recognize his unique leadership skills and management responsibilities compared to similarly positioned executives in the industry and general marketplaces. The criteria for measurement includes data available from objective, professionally conducted market studies, integrated with additional competitive intelligence secured from a range of industry and general market sources.

    The Committee has determined that no increase in base salary for Mr. Oliva would be considered until the Company's cash flow can be significantly strengthened. Also, no bonus was paid to Mr. Oliva or to other executive officers for 1997, as corporate financial performance fell short of objectives.

    However, to assure strength and continuity in the office of the Chief Executive, Mr. Oliva's employment contract was renegotiated, and the new agreement became effective in October 1997. The agreement is based on a five-year commitment, with three successive two-year automatic renewals, predicated upon a mutual agreement between the Company and Mr. Oliva at those times.

                                          Respectfully submitted,

                                          Executive Compensation and Management
                                          Development Committee
                                          MicroTel International, Inc.
                                          Robert B. Runyon, Chairman
                                          David A. Barrett

PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     COMPANY      NASDAQ     TELECOM
June 30, 1992             $100        $100       $100
June 30, 1993               35         126        154
June 30, 1994               50         127        154
December 31, 1994           42         136        155
December 31, 1995           77         192        204
December 31, 1996           18         236        208
December 31, 1997           18         290        307

    The following table represents the sixty (66) month cumulative total return among the Company, the NASDAQ Stock Market (US) ("NASDAQ") and the NASDAQ Telecom Index ("Telecom"), assuming $100 was invested on June 30, 1992, including reinvestment of dividends.

                           JUNE 30,     JUNE 30,     JUNE 30,
                             1992         1993         1994      DECEMBER 31, 1994  DECEMBER 31, 1995  DECEMBER 31, 1996
                          -----------  -----------  -----------  -----------------  -----------------  -----------------
Company.................         100           35           50              42                 77                 18
NASDAQ..................         100          126          127             136                192                236
Telecom.................         100          154          154             155                204                208


                          DECEMBER 31, 1997
                          -----------------
Company.................             18
NASDAQ..................            290
Telecom.................            307

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Daniel Dror was the Company's Chairman and Chief Executive Officer from 1994 until his resignation on November 15, 1996. Elkana Faiwuszeiwicz, the President and control person of Elk International, Inc. ("Elk"), is the brother of Mr. Dror. Based upon information contained in Elk's Schedule 13D filed with the Securities and Exchange Commission dated January 25, 1994, Mr. Dror may be deemed a "control" person of Elk and Mr. Dror, Daniel Dror & Company, Inc. ("DDC") and Elk may be deemed to constitute a "group" as those terms are defined under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Mr. Dror and DDC each disclaim any beneficial ownership in Elk and in stock of the Company owned by Elk.

    Pursuant to an agreement dated January 5, 1994, the Company issued 300,000 shares of the Company's common stock to the designees of DDC for $600,000 (or $2.00 per share) including 210,000 shares to Elk. Additionally, pursuant to the agreement, the Company issued to Elk warrants to purchase 100,000 shares for $2.50 per share, exercisable at any time prior to December 25, 1995. The Company also entered into a common stock purchase agreement with DDC on March 10, 1994 whereby DDC, or its designee, was to acquire 1,260,000 shares of the Company's common stock for an aggregate of $2,520,000 (or $2.00 per share), payable in cash, or at the option of the Company, in cash, cash equivalents, or marketable securities or any combination thereof. The stockholders of the Company approved the common stock purchase agreement (the "Agreement") on April 16, 1994. The Agreement provided for a closing by June 30, 1994 contingent upon all conditions to closing being fulfilled.

    As permitted under the terms of the Agreement, the Board of Directors on July 27, 1994 amended the Agreement, following claims by DDC and its designee raised prior to June 30, 1994 that certain closing conditions had not been satisfied. The amended Agreement required the Company to issue and sell 911,484 shares to Elk as designee of DDC, for an aggregate purchase price of $1,882,967 (based on the previously agreed price of $2.00 per share), in cash, cash equivalents or marketable securities. In September 1994, Elk tendered the assignment of an interest-free promissory note in the amount of $805,555 secured by shares of another public company and transferred a brokerage account to the Company consisting of cash and common stock of $1,077,412 amounting to an aggregate of $1,882,967 (the Company assumed the liability for certain financial instruments amounting to $506,250 which were secured by the cash and common stock investments in the brokerage account). Subsequent to this transfer, a loan of $226,000 was made from the brokerage account to another entity controlled by DDC which loan was payable with 15% interest on December 31, 1995. Although no formal agreements were signed, DDC indicated its intent to reimburse the Company for any loss resulting from the settlement of the financial instruments and indebtedness from the related party. The acceptance of the consideration received and subsequent loan were authorized by Daniel Dror in his capacity as Chairman of the Company's investment committee prior to formal review by the Board of Directors.

    The Board of Directors subsequently reviewed the consideration tendered under the amended Agreement and determined that it would be in the best interests of the Company to accept payment from Elk with securities less likely to experience significant fluctuations in value. On November 8, 1994 the Company executed a second amendment to the Agreement dated October 16, 1994 with DDC whereby the transactions under the previous amendment were effectively rescinded and the Company agreed to issue and sell 668,725 shares to Elk as designee of DDC, for the aggregate purchase price of $1,337,449 (or $2.00 per share) on or before December 31, 1994.

    In payment of the purchase price under the second amendment to the Agreement, the Company accepted assignment of a promissory note payable to Elk from a limited partnership in the aggregate amount of $1,444,444 payable on December 31, 1995. The face amount of the promissory note includes the purchase price of $1,337,449 plus $106,995, representing interest on the purchase price at an interest rate of 8% per annum for the period commencing on December 31, 1994, through December 31, 1995. At a board meeting held in December 1995 the Company agreed to accept $250,000 to extend the note to December 15, 1996 and $100,000 as prepaid interest for the extension period. The $350,000 was recognized as income in 1996 over the extension period of the note. As a result of this agreement the Board extended the option period of the remaining 90,000 Elk warrants for two years. Payment of the promissory note was secured by escrowed shares of another public company and the shares issued to Elk were being held in escrow and were to be delivered to Elk when the promissory note had been fully satisfied.

    In June 1996, Elk was given the right to make alternative cash payment to the Company for the stock subscription through December 15, 1996 releasing shares from escrow at the price of $2.00 per share, and to receive a corresponding assignment of proceeds from the promissory note when collected. Elk made payments against the stock subscription aggregating $380,000 through November 14, 1996, releasing 190,000 shares of common stock from the escrow.

    On November 15, 1996, the Company and Elk entered into an agreement pursuant to which Elk received (i) an option exercisable for a period of three years to purchase 500,000 shares of Common Stock at an exercise price of $2.375 per share, (ii) the extension of an outstanding warrant to purchase 90,000 shares of Common Stock for three years, and (iii) the return to Elk of the $1,444,444 promissory note. In exchange for the foregoing, the remaining shares held in escrow by the Company and the subscription right were cancelled. The costs of this settlement totaling $807,000, including the valuation of the option grant of $700,000, was recorded in the fourth quarter of 1996.

    Also on November 15, 1996, Mr. Daniel Dror resigned as Chairman and Chief Executive Officer of the Company in anticipation of the pending merger with XIT Corporation. Mr. Jack Talan, a director of the Company, was appointed interim Chairman and Chief Executive Officer until consummation of the transaction.

    Upon his resignation, Mr. Dror (or his designee) received as a severance award for past service: (a) 350,000 shares of the Company's common stock; (b) an extension of the exercise period to November 14, 1999 on options he currently holds to purchase 25,000 shares of the Company's common stock; and (c) options to purchase 250,000 shares of the Company's common stock at a price of $2.375 per share. The latter options are exercisable for a period of 5 years, but only after Mr. Dror repays a certain indebtedness to the Company of approximately $211,000, which amount is due in 5 annual installments and which may be repaid by surrendering the options for value equivalent to the lesser of the future appreciation of the Company's common stock over the exercise price or $.50 per option. On December 3, 1996, it was mutually agreed between the Company and Mr. Dror to substitute an option to acquire 300,000 shares of the Company's Common stock at an exercise price of $.01 per share for 300,000 shares of the previous award and on December 23, 1996 these options were exercised. The compensation expense associated with this grant of $560,000, as well as the value of the 50,000 shares awarded of $119,000 and other costs totaling $82,000 related to the immediate vesting of previous stock based deferred compensation to Mr. Dror and the settlement of certain amounts due the Company by Mr. Dror, were recognized in the fourth quarter of 1996.

    Additionally, during 1996 and 1995, the Company granted 18,000 and 43,000 shares, respectively, as incentive stock awards principally to certain directors and officers, which vest generally over a three-year period. The total value of these shares based on the market price of the Company's common stock on the date of grant totaled $192,000. Compensation expense recognized by the Company for the awards totaled $106,000 and $46,000 for 1996 and 1995, including amortization of related deferred compensation.

    In October and November of 1996, the Company granted non-qualified stock options to acquire approximately 156,000 shares of the Company's Common Stock to certain officers at an exercise price equal to 80% of the market value on the date of the grant. Compensation expense associated with these grants approximated $48,000.

    On February 19, 1997, in recognition of past and future services to the Company, Mr. Talan was granted 150,000 restricted shares of the Company's common stock with a market value as of that date of $337,500 ($2.25 per share).

    On February 25, 1997 through March 5, 1997, Mr. Talan loaned the Company an aggregate of $500,000. Such loans bear interest at the rate of 6% per annum and were repaid in full in April 1997.

    In September, 1997, Robert Bertrand, the Trustee of The Bertrand Family Trust, a beneficial owner of more than five percent (5%) of the Company's outstanding common stock, loaned the Company an aggregate of $375,000, on a demand basis, to assist the Company in financing the production of accelerating orders from Motorola.

    On April 9, 1998, the Company's wholly-owned subsidiary XCEL Arnold Circuits, Inc. sold substantially all of the assets used in its Arnold Circuits business to Arnold Circuits, Inc., a company wholly owned by Robert Bertrand. Mr. Bertrand is the beneficial owner of over 5% of the Company's common stock. Mr. Bertrand had owned and operated the Arnold Circuits business until September of 1995, when the assets of that business were acquired by XCEL Arnold Circuits, Inc.

    The purchase price for the assets was $2 million plus the assumption of liabilities of the Arnold Circuits business. The purchase price was paid by a cash payment of $1,350,000 and delivery of a promissory note (the "Note") in the amount of $650,000. The cash proceeds were used to retire bank debt and certain other debt, including debt owed to Mr. Bertrand and a related entity. As security for the Note, XCEL Arnold Circuits, Inc. was granted a second lien on substantially all the assets of Arnold Circuits, Inc.

Payment of the Note was guaranteed by Mr. Bertrand and a related entity. Certain provisions of the transaction would permit XCEL Arnold Circuits, Inc. to share in any gain on the sale of the Arnold Circuits business while the Note is outstanding.

    The purchase price for the Arnold Circuits business was arrived at via negotiation between Messrs. Oliva and Bertrand and was approved by the Board of Directors. Prior to reaching agreement with Mr. Bertrand, the Company unsuccessfully attempted for several months to locate a buyer for the Arnold Circuits business. Given the extent of the operating losses of the Arnold Circuits business in 1997, the Company believes the terms of the transaction with Mr. Bertrand were no less favorable to the Company than would have been obtained in an arm's-length transaction with a third party, assuming an interested third party had been found.

    In connection with the transaction, in reconciliation of inter-company accounts, the Company issued to Mr. Bertrand and an affiliated entity two non-interest bearing promissory notes totaling $350,000 which are payable on the consummation by the Company of a financing transaction and, if no financing transaction occurs by May 31, 1998, on demand.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the NASDAQ Small Cap Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, the following Section 16(a) reports were not filed on a timely basis: Henry Mourad--3 reports, 5 transactions; Jack Talan--2 reports, 2 transactions and Barry Reifler--2 reports, 3 transactions.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files report, proxy statements and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N. W., Washington, D. C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such materials can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Proxy Statement incorporates certain documents by reference which are not presented herein or delivered herewith. These documents are available upon request from MicroTel International, Inc., Corporate Secretary, 4290 E. Brickell Street, Ontario, California 91761, telephone number (909) 456-4321.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Proxy Statement, other than the exhibits to such documents, unless such exhibits are specifically incorporation herein by reference. Requests for these documents should be directed to the office indicated above.

    The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (a copy of which accompanies this Proxy Statement).

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Annual Meeting of Stockholders shall be deemed to be incorporated in this Proxy Statement by reference and to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement except as so superseded or modified.

    The information contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference.

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 accompanies this Proxy Statement.

                            STOCKHOLDERS' PROPOSALS

    It is anticipated that the Company's next Annual Meeting of Stockholders will be held in June 1999. Stockholders who seek to present proposals at the Company's Annual Meeting of Stockholders must have submitted their proposals to the Secretary of the Company on or before March 1, 1999.

                                    GENERAL

    The Company does not intend to hire a proxy solicitor. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

    The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholder arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert Runyon,
                                          Secretary

                                   APPENDIX A
                          MICROTEL INTERNATIONAL, INC.
                           1997 STOCK INCENTIVE PLAN

    1. OBJECTIVES. The MicroTel International, Inc. 1997 Stock Incentive Plan (the "Plan") is designed to attract, motivate and retain selected employees and directors of the Company and other individuals providing services to the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

    2.  DEFINITIONS.

        (a) AFFILIATE. Any corporation, partnership or other legal entity in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or other legal entity.

        (b) AWARD. The grant of any form of stock option, stock appreciation right or stock award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

        (c) AWARD AGREEMENT. An agreement between the Company and a Participant setting forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

        (d)  BOARD.  The Board of Directors of MicroTel International, Inc.

        (e)  CHANGE IN CONTROL.  The occurrence of any of the following events:

            (i) The members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

            (ii) Any "person," including a "group" (as such terms are used in
                 Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any Affiliate, or any employee benefit plan of the Company, or any Affiliate) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

           (iii) The stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transactions or (2) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; or

            (iv) The purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company, or any Affiliate, or an employee benefit plan of the Company or any of its Affiliates, for 20% or more of the Stock of the Company.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

        (f) CHANGE IN CONTROL PRICE. The higher of (i) the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, (ii) the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

        (g) CODE. The Internal Revenue Code of 1986, as amended from time to time.

        (h) COMMITTEE. The committee of the Board as may be designated from time to time by the Board to administer the Plan, which shall consist of two or more members, each of whom shall be a Non-Employee Director.

        (i) COMPANY. MicroTel International, Inc. and its direct and indirect subsidiaries.

        (j) DISABLED OR DISABILITY. Permanent and total disability as determined under the Company's long-term disability program or, if no such program has been adopted, the continuous absence of an employee for 187 consecutive days or more due to physical or mental illness or incapacity.

        (k) NON-EMPLOYEE DIRECTOR. A person defined as such in Rule 16b-3(b)(3)(i) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        (l) EXCHANGE ACT. Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder.

        (m) FAIR MARKET VALUE. The value of a share of Stock on a particular date, determined as follows: (i) if the Stock is not listed on such date on any national securities exchange but is traded in the over-the-counter market, the mean between the highest "bid" and lowest "asked" quotations of a share of Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Stock), as reported on the National Association of Securities Dealers, Inc. Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any other similar service selected by the Committee; or (ii) if the Stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share of Stock on such date as recorded on the composite tape system, or, if such system does not cover the Stock, the last reported sale price of a share of Stock on such date on the principal national securities exchange on which the Stock is listed, or if no sale of Stock took place on such date, the last reported sale price of a share of Stock on the most recent day on which a sale of a share of Stock took place as recorded by such system or on such exchange, as the case may be; or (iii) if the Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, as determined by the Committee.

        (n) PARTICIPANT. An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by the Company or by a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company, including a subsidiary that becomes such after the adoption of the Plan.

        (o) STOCK. Authorized and issued or unissued shares of Common Stock, $0.0033 par value, of the Company or any security issued in exchange or substitution therefor.

    3. STOCK AVAILABLE FOR AWARDS. Subject to Section 11 hereof, a total of 1,600,000 shares of Stock shall be available for issuance pursuant to Awards granted under the Plan. Shares of Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. For purposes of determining the number of shares of

Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with
Section 8. Shares of Stock related to Awards, or portions of Awards, that are forfeited, cancelled or terminated, expire unexercised, are surrendered in exchange for other Awards, or are settled in such manner that all or some of the shares of Stock covered by an Award are not and will not be issued to a Participant, shall be restored to the total number of shares of Stock available for issuance pursuant to Awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

    4. ADMINISTRATION. The Plan shall be administered by the Committee, which shall have full power to select Participants, to grant Awards, to interpret the Plan, to grant waivers of Award restrictions to whom Awards may be granted form time to time, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. The interpretation and construction by the Committee of any provision of this Plan or of any agreement or document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

    5. AWARDS. The Committee shall determine the types and timing of Awards to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include those listed below in this Section 5. Awards may be granted singly, in combination or in tandem, or in substitution for, or as alternatives to, grants or rights under any other benefit plan of the Company, including any plan of any entity acquired by, or merged with or into, the Company. Awards shall be effected through Award Agreements executed by the Company in such forms as are approved by the Committee from time to time.

        The Committee may determine to make any or all of the following Awards:

        (a) STOCK OPTIONS. A grant of a right to purchase a specified number of shares of Stock at an exercise price not less than 100% of the Fair Market Value of the Stock on the date of grant, as determined by the Committee, provided that, in the case of a stock option granted retroactively in tandem with or as substitution for another award granted under any plan of the Company or plan of any entity acquired by, or merged with or into the company, the exercise price may be the same as the purchase or designated price of such other award. If the optionee is an owner of stock (as determined under Section 424(d) of the Internal Revenue Code) that possesses more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation ("Ten Percent Stockholder"), the option price per share in the case of an incentive stock option shall not be less than 110% of the fair market value of a share of Common Stock on the date of the option grant. A stock option may be in the form of (i) an incentive stock option ("ISO") which, in addition to being subject to such terms, conditions and limitations as are established by the Committee, complies with Section 422 of the Code or (ii) a non-qualified stock option subject to such terms, conditions and limitations as are established by the Committee. The aggregate Fair Market Value (as determined as of the time of grant) of the Stock with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year under the Plan (and/or any other incentive stock option plans of the Company) shall not exceed $100,000. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable and set forth on the Award Agreement:

            (i) OPTION PRICE.  The option price per share of Common Stock shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

            (ii) OPTION TERM.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

           (iii) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

            (iv) PAYMENT OF EXERCISE PRICE.  The price at which shares of Stock may be purchased under a Stock Option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Stock or other Awards and may impose such conditions on the use of Stock or other Awards to exercise a Stock Option as it deems appropriate.

        (b) STOCK APPRECIATION RIGHTS. A right to receive a payment, in cash, Stock or both, equal in value to the excess of the Fair Market Value of a specified number of shares of Stock on the date the stock appreciation right ("SAR") is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that if an SAR is granted in tandem with or in substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award.

        (c) STOCK AWARDS. An Award made in Stock or denominated in units of Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of the Company performance.

    6. TAX WITHHOLDING. Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

    7. TRANSFERABILITY. No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (a) by law, will or the laws of descent and distribution, (b) as a result of the disability of a Participant or (c) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.

    8. TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates, other than as a result of the death or Disability of a Participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise. In the event of the death of a Participant or in the event a Participant is deemed by the Company to be Disabled, the Participant, or the Participant's estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the Participant under the applicable Award Agreement.

    9.  CHANGE IN CONTROL.

        (a) Subject to the provisions of Section 9(b) below, in the event of a Change in Control, each Stock Option shall, at the discretion of the Committee, either be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Stock Option, or be fully exercisable regardless of the exercise schedule otherwise applicable to such Stock Option and all restricted shares of Stock and all SARs shall become nonforfeitable and be immediately transferable or payable, as the case may be.

        (b) Notwithstanding Section 9(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an Affiliate of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

            (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

            (ii) provide such Participant (or each Participant in a class of
                 Participant) with rights and entitlements substantially equivalent to or be better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

           (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

            (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.

    10. TERM, AMENDMENT AND TERMINATION OF THE PLAN. The Plan will terminate on June 15, 2007. Awards outstanding as of the date of any such termination shall not be affected or impaired by the termination of the Plan.

    The Board may amend, alter, or discontinue the Plan to the extent it deems appropriate in the best interest of the Company, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option or a recipient of a SAR or restricted share of Stock theretofore granted without the optionee's or recipient's consent, except such an amendment which is necessary to cause any Award or transaction under the Plan to qualify, or to continue to quality, for the exemption to cause any Award or transaction under the Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3, or (b) disqualify any Award or transaction under the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

    The Committee may amend the terms of any Award Agreement, but no such amendment shall impair the rights of any participant without the participant's consent except such an amendment which is necessary to cause any Award or transaction under the Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3.

    Subject to the above provisions, the Board shall have authority to amend the Plan to take into account charges in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

    11. ADJUSTMENTS. In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee may make or provide for adjustments in (a) the number of shares of Stock (i) available for issuance under the Plan, and (ii) covered by outstanding Awards denominated in stock or units of Stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11. In the event of any other change affecting the Stock or any distribution to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

    12.  MISCELLANEOUS.

        (a) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

        (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

        (c) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan.

        (d) The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

        (e) The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder and the Committee's determinations shall be binding and conclusive.

    Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

        (f) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

        (g) The Plan shall become effective on the date it is approved by the Board, subject to approval by the holders of a majority of the shares of Stock then outstanding. The Committee may grant Awards subject to the condition that this Plan shall have been approved by the stockholders of the Company at the next Annual Meeting of Stockholders.

        (h) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        (i) The Committee may grant Awards to employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from other Awards granted under the Plan for the purposes of complying with foreign tax laws.

                          MICROTEL INTERNATIONAL, INC.
            ANNUAL MEETING OF STOCKHOLDERS--THURSDAY, JUNE 11, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints CARMINE T. OLIVA and JAMES P. BUTLER and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Ontario Airport Hilton Hotel, 700 North Haven, Ontario, CA 91761, Thursday, June 11, 1998 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side hereof.

    The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal Nos. 2 and 3 and for the election of David A. Barrett, Laurence P. Finnegan, Jr. and Jack Talan as Directors.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

1.         Proposal No. 1--Election of Directors.
           NOMINEES: DAVID A. BARRETT, LAURENCE P. FINNEGAN, JR. AND JACK TALAN
           / / FOR all nominees              / / AUTHORITY WITHHELD as to all nominees
           For, except authority withheld as to the following nominee(s):

2. Proposal No. 2 to approve the adoption of the Company's 1997 Stock Incentive Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal No. 4 to ratify the selection by the Company of BDO Seidman LLP independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1998.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                 (Please date, sign as name
                                                 appears at left, and return
                                                 promptly. If the stock is
                                                 registered in the name of two
                                                 or more persons, each should
                                                 sign. When signing as Corporate
                                                 Officer, Partner, Executor,
                                                 Administrator, Trustee, or
                                                 Guardian, please give full
                                                 title. Please note any change
                                                 in your address alongside the
                                                 address as it appears in the
                                                 Proxy.
                                                 Dated ___________________, 1998
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                           Print Name

 PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.